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                                                                   EXHIBIT 10.26

                         HUNTSMAN PACKAGING CORPORATION

                            2000 STOCK INCENTIVE PLAN

         SECTION 1. PURPOSE OF THE PLAN.

                  (a) The purpose of the Huntsman Packaging Corporation 2000 Stock Incentive Plan (the "Plan") is (i) to further the growth and success of Huntsman Packaging Corporation, a Utah corporation (together with its successors and assigns, the "Corporation"), and its Subsidiaries, by enabling directors, officers, managers, employees and advisors of, the Corporation and its Subsidiaries to acquire shares of Common Stock of the Corporation (the "Common Stock"), thereby increasing their personal interest in such growth and success, and (ii) to provide a means of rewarding outstanding performance by such Persons.

                  (b) The options granted under the Plan (the "Options") shall be non-qualified stock options. No Option shall be an "incentive stock option" under the provisions of Section 422 of the Code. In lieu of Options, certain senior managers of the Corporation designated by the Compensation Committee shall have the right to purchase restricted stock on terms substantially similar to the terms set forth in the Plan pursuant to agreements approved by the Board.

                  (c) For purposes of the Plan, the terms set forth below shall have the respective meanings assigned thereto.

                      (i) "Affiliate" means, with respect to any Person, a

         Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

                     (ii) "Board" has the meaning set forth in Section 2(a).

                    (iii) "Code" means the Internal Revenue Code of 1986, as amended.

                     (iv) "Committee" has the meaning set forth in Section 2(a).

                      (v) "Common Stock" has the meaning set forth in Section 1(a).

                     (vi) "Control" means, (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or investment decisions of such Person, whether through the ownership of voting securities, by contract or otherwise.

                    (vii) "Corporation" has the meaning set forth in Section 1(a)(i).

                   (viii) "Disability" means a condition or disease of the Participant that would cause the Participant to be considered "disabled" within the meaning of the Corporation's




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         long-term disability plan as in effect from time to time, as determined by the Company's long-term disability insurance carrier.

                     (ix) "Effective Date" has the meaning set forth in Section 12.

                      (x) "Expiration Date" has the meaning set forth in Section 13.

                     (xi) "Fair Market Value" means (A) the fair value of Common Stock (consistent, as applicable, with Section 422(c)(7) of the Code) on the date of any determination as reasonably determined in good faith by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, in respect of the Common Stock, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length or (B) if the Common Stock is Publicly Traded, the Market Price.

                    (xii) "Initial Public Offering" means the initial underwritten Public Offering of Common Stock for the account of the Corporation pursuant to a Registration Statement effective under the Securities Act.

                   (xiii) "Market Price" means, as to any Security, the closing price of such Security's sales on all domestic securities exchanges on which such Security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such Security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M. local time in New York City on such day, or, if on any day such Security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization.

                    (xiv) "Option Agreement" has the meaning set forth in
         Section 5(b).

                     (xv) "Option Price" has the meaning set forth in Section 6(a).

                    (xvi) "Options" has the meaning set forth in Section 1(b).

                   (xvii) "Participants" has the meaning set forth in Section 5(a)(i).

                  (xviii) "Person" shall be construed as broadly as possible and shall include an individual or natural Person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.


                    (xix) "Plan" has the meaning set forth in Section 1(a).

                     (xx) "Prospectus" means the prospectus included in a Registration Statement, including any amendment or prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to



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         the terms of the offering of any portion of Common Stock and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                    (xxi) "Public Offering" means the closing of a public offering of Common Stock pursuant to a Registration Statement declared effective under the Securities Act, except that a Public Offering shall not include an offering of securities to be issued as consideration in connection with a business acquisition or an offering of securities issuable pursuant to an employee benefit plan.

                   (xxii) "Publicly Traded" means, with respect to any Security, that such Security is (A) listed on any domestic securities exchange,
         (B) a price quoted in the NASDAQ System or (C) has a price quoted by the National Quotation Bureau, Incorporated.

                  (xxiii) "Registration Statement" means any registration statement of the Corporation which covers an offering of any Common Stock, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                   (xxiv) "Securities" means "securities" as defined in Section 2(1) of the Securities Act and includes, with respect to any Person, such Person's capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of a Participant shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative securities.

                    (xxv) "Securities Act" means the Securities Act of 1933, as amended.

                   (xxvi) "Stockholder" means any Person holding Common Stock.

                  (xxvii) "Stockholders' Agreement" means the Stockholders' Agreement dated as of May 31, 2000, among the Corporation and the Stockholders signatory thereto, as amended, modified or supplemented from time to time.

                 (xxviii) "Subsidiaries" shall mean "Subsidiary Corporation" as defined in Section 424(f) of the Code.

                   (xxix) "Termination Date" means, with respect to a Participant who is an employee of the Corporation or its Subsidiaries, the date on which the Participant's employment with the Corporation or its Subsidiaries is terminated.

                    (xxx) "Termination for Cause" means termination of the Participant's employment by the Corporation or any of its Subsidiaries, as applicable, resulting from



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         (A) the conviction of the Participant of a crime involving his or her fraud, theft or dishonesty; (B) the material and willful breach by the Participant of his or her responsibilities or willful failure to comply with reasonable directives or policies of the Board, but only if the Corporation has given the Participant written notice specifying the breach or failure to comply, demanding that the Participant remedy the breach or failure to comply and giving the Participant an opportunity to be heard in connection with the breach or failure to comply, and the Participant either (1) failed to remedy the alleged breach or failed to comply within thirty days after receipt of the written notice or (2) failed to take all reasonable steps to that end during the thirty days after he or she received the notice; (C) the continued use of alcohol or drugs by the Participant to an extent that, in the good faith determination of the Board, such use interferes in any manner with the performance of the Participant's duties and responsibilities; or (D) the conviction of the Participant for violating any law constituting a felony (including the Foreign Corrupt Practices Act of 1977).

                   (xxxi) "Unvested Option" has the meaning set forth in Section 7(b).

                  (xxxii) "Vested Option" has the meaning set forth in Section 7(c).

         SECTION 2. ADMINISTRATION OF THE PLAN.

                  (a) Option Committee. The Plan shall be administered by the Board of Directors of the Corporation (the "Board") or a committee appointed for that purpose from time to time by the Board (the "Committee"). Any reference in the Plan to action by the Corporation means action by or under the authority of the Board or the Committee. Any vacancy on the Committee, whether due to action of the Board or any other cause, shall be filled by the Board. The term "Committee" shall, for all purposes of the Plan other than this Section 2, be deemed to refer to the Board if the Board is administering the Plan.

                  (b) Procedures. If the Plan is administered by a Committee, the Board shall from time to time select a Chairman from among the members of the Committee. The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. A majority of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the actions of the Committee.

                  (c) Interpretation. Except as otherwise expressly provided in this Plan, the Committee shall have all powers with respect to the administration of the Plan, including, without limitation, full power and authority to interpret the provisions of the Plan and any Option Agreement and to resolve all questions arising under the Plan. All decisions of the Board or the Committee, as the case may be, shall be conclusive and binding on all participants in the Plan absent manifest error of the Board or the Committee, as applicable.

SECTION 3. SHARES SUBJECT TO THE PLAN.

                  (a) Maximum Number of Shares. Subject to the provisions of
Section 9(a) (relating to adjustments upon changes in capital structure and other corporate transactions), the



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maximum number of shares of Common Stock subject at any one time to Options, plus the number of shares of Common Stock theretofore issued and delivered pursuant to the exercise of Options granted under the Plan, shall not exceed 47,704 shares of Common Stock. If and to the extent that Options terminate, expire or are canceled without having been fully exercised, any unissued shares of Common Stock which have been reserved to be issued upon the exercise of such Options shall become available to be issued upon the exercise of Options subsequently granted.

                  (b) Reservation of Shares. The number of shares of Common Stock reserved for issuance under the Plan shall at no time be less than the maximum number of shares which may be purchased at any time pursuant to outstanding Options.

         SECTION 4. ELIGIBILITY.

                  Options may be granted under the Plan only to (a) Persons who are employees of the Corporation or any of its Subsidiaries and (b) Persons who are directors, officers, managers or advisors of the Corporation or any of its Subsidiaries.

         SECTION 5. GRANT OF OPTIONS.

                  (a) General. Options may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Effective Date. Subject to the provisions of the Plan, the Committee shall, in its discretion, determine:

                       (i) the Persons (from among the class of Persons eligible to receive Options under the Plan) to whom Options shall be granted (the "Participants");

                      (ii) the time or times at which Options shall be granted;

                     (iii) the number of shares of Common Stock subject to each Option;

                      (iv) the Option Price of the Common Stock subject to each Option; and

                       (v) the time or times when each Option shall become exercisable and the duration of the exercise period.

                  (b) Option Agreements. Each Option granted under the Plan shall be evidenced by a written agreement (an "Option Agreement"), containing such terms and conditions and in such form, as the Committee shall, in its discretion, provide or otherwise in the form of Exhibit A attached hereto. Each Option Agreement shall be executed by the Corporation and the Participant. Option agreements need not be identical. Unless otherwise explicitly stated in the Option Agreement, in the event of any conflict or inconsistency between any provision of an Option Agreement and the Plan, the applicable provision of the Plan shall govern.

                  (c) No Right of Employment or Service. Nothing contained in the Plan or in any Option Agreement shall confer upon any Participant any employment right with the Corporation or any of its Subsidiaries or interfere in any way with the right of the Corporation or any such Subsidiary (subject to the terms of any separate agreement to the contrary) at any time to



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terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Option.

                  (d) Date of Grant. Except as otherwise determined by the Committee, the date of grant of an Option under the Plan shall be the date as of which the Committee approves the grant; provided, however, that the grant shall in no event be earlier than the date as of which the Participant becomes an employee, director, officer or manager of the Corporation or one of its Subsidiaries.

         SECTION 6. OPTION PRICE.

                  Subject to Section 9(a), the price (the "Option Price") at which each share of Common Stock subject to an Option granted under the Plan may be purchased shall be no less than Fair Market Value on the date of grant of such Option.

         SECTION 7. EXERCISABILITY OF OPTIONS.

                  (a) Committee Determination. Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and for such number of shares of Common Stock subject to the Option, as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option. If an Option is not at the time of grant immediately exercisable, the Committee may (i) in the Option Agreement evidencing such Option, provide for the acceleration of the exercise date or dates of the subject Option upon the occurrence of specified events and/or (ii) at any time prior to the complete termination of an Option, accelerate the exercise date or dates of such Option.

                  (b) Automatic Termination of Unvested Options. Any Option which has not vested in accordance with the respective Participant's Option Agreement (an "Unvested Option") shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of
(x) the end of the stated term of the Option and (y) if the Participant is an employee, the Termination Date.

                  (c) Automatic Termination of Vested Options. The unexercised portion of any Option which has vested in accordance with the respective Participant's Option Agreement (a "Vested Option") shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of (x) the end of the stated term of the Option and (y) if the Participant is an employee, ninety (90) days after the Termination Date.

                  (d) Non-Assignability of Option Rights. No Option granted under the Plan shall be Transferable by the Participant except by will or by the laws of descent or distribution upon death of the Participant. An Option may be exercised during the lifetime of the Participant only by the Participant or, if the Participant has become Disabled, that Participant's legal representative. If a Participant dies, his or her Option shall thereafter be exercisable, during the period specified in Section 7(c), by his or her executors or administrators to the full extent to which such Option was exercisable by the Participant at the time of his or her death.

                  (e) Changes in Duties or Position of the Participant. Anything contained in the Plan to the contrary notwithstanding, unless otherwise provided in an Option Agreement, no



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Option granted under the Plan shall be affected by any change of duties or position of the Participant (including a transfer to or from the Corporation or one of its Subsidiaries), so long as such Participant continues to be an employee of the Corporation or one of its Subsidiaries.

                  (f) Section 280G Limitation. Notwithstanding anything in the Plan to the contrary, in the event that the provisions of Section 280G of the Code, relating to "excess parachute payments" shall be applicable to any vesting of Options (including pursuant to the provisions of any Option Agreement), which determination shall be made by taking into account all payments to any Participant which are parachute payments under Section 280G of the Code, then the total number of the Options which would otherwise vest shall be reduced to the largest amount such that Section 280G of the Code relating to "excess parachute payments" shall no longer be applicable (or shall be applicable to the reduced amount of "excess parachute payments" still remaining after the reduction provided for in this sentence); provided, however, that if (i) the Corporation is eligible to exempt such payments from treatment as "parachute payments" by securing shareholder approval under Section 280G (b)(5)(A)(ii) of the Code, and (ii) such shareholder approval is obtained, then there shall be no reduction in the number of Options which vest. In the event of a disagreement between the Corporation and any Participant as to whether Section 280G of the Code is applicable or whether any other payment or benefit constitutes a "parachute payment," such determination shall be made by an accounting or law firm mutually acceptable to the Corporation and such Participant. All costs relating to such determination shall be borne equally by the Corporation and such Participant. Pending such determination, the number of Options whose vesting is not in dispute shall continue to vest at the time and in the manner provided for without reduction under this Section 7(f).

         SECTION 8. PROCEDURE FOR EXERCISE.

                  (a) Payment. Payment upon exercise of an Option shall be made in cash or personal or certified check payable to the Corporation in an amount equal to the aggregate Option Price of the Common Stock with respect to which the Option is being exercised.

                  (b) Notice. A Participant (or other Person, as provided in
Section 7(d)) may exercise an Option granted under the Plan in whole or in part (but for the purchase of whole shares only), as provided in the Option Agreement evidencing his or her Option, by delivering written notice (the "Notice") to the Secretary of the Corporation, as provided in the Option Agreement, and making the requisite payment as specified in Section 8(a). The date on which the Corporation receives the Notice from the Participant shall be the exercise date of an Option.

                  (c) Issuance of Certificates. The Corporation shall issue a certificate in the name of the Participant for the Common Stock as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares. The Participant shall not have any privileges as a holder of shares with respect to any shares subject to an Option granted under the Plan until the date the Corporation receives payment for such shares pursuant to the Option.



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         SECTION 9. ADJUSTMENTS; APPROVED SALE.

            (a) Changes in Capital Structure.

                    (i) Subject to Section 9(b), if the Common Stock is changed by reason of a split, reverse split or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Committee shall make such adjustments in the number and class of the Common Stock with respect to which Options may be granted under the Plan as shall be equitable and appropriate in order to make such Options, as nearly as may be practicable, equivalent to such Options immediately prior to such change. A corresponding adjustment increasing or decreasing the number and, if applicable, changing the class, of the Common Stock allocated to, and the Option Price of, each Option or portion thereof outstanding at the time of such change shall likewise be made.

                   (ii) No fractional shares shall be issued as a result of any adjustment, and any fractional shares resulting from the computations pursuant to Section 9(a)(i) shall be eliminated and the Participant shall receive cash consideration for such fractional share at the rate equal to the Fair Market Value for one share of Common Stock.

                  (iii) No adjustment shall be made for cash dividends or the issuance to holders of rights to subscribe for additional shares or other securities.

                   (iv) Any adjustments referred to in Section 9(a)(i) shall be made by the Board or Committee, as the case may be, in good faith and shall be conclusive and binding on all Persons holding Options granted under the Plan, absent the Board's or the Committee's, as applicable, manifest error.

            (b) Approved Sale. In the event of an Approved Sale (as defined in the Stockholders' Agreement), each Participant shall comply with the provisions of Section 2.5 of the Stockholders Agreement as if such Participant was a "Stockholder" thereunder and as if the Vested Options were Stockholder Shares (as defined in the Stockholders' Agreement).

         SECTION 10. RESTRICTIONS ON COMMON STOCK.

            (a) No Common Stock shall be issued to any Participant upon the exercise of any Vested Option unless and until such Participant has executed and delivered to the Corporation a Joinder Agreement (as defined in the Stockholders' Agreement) whereupon such Participant shall become a party to the Stockholders' Agreement as a Management Stockholder (as defined in the Stockholders' Agreement).

            (b) If the Corporation at any time shall register an offering and sale of shares of Common Stock under the Securities Act in an underwritten offering pursuant to any other registration under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), no Participant who has exercised Vested Options pursuant to the Plan shall sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Common Stock (other than the Common Stock included for sale in such registration) without the prior written consent of the Corporation for a period as shall be


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determined by the managing underwriters, which period cannot begin more than seven (7) days prior to the effectiveness of such Registration Statement and cannot last more than ninety (90) days (180 days in the case of the Corporation's Initial Public Offering) after the effective date of such Registration Statement.

         SECTION 11. COMPLIANCE WITH SECURITIES LAWS.

                  No Options shall be granted, and no Common Stock shall be issued and delivered upon the exercise of Vested Options, unless and until the Corporation and/or the Participant shall have complied with all applicable laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of such Common Stock and, to the extent applicable, to the listing of such Common Stock on any stock exchange on which any of the Common Stock of the Corporation may be listed. As a condition of participating in the Plan, each Participant agrees to comply with all such laws, rules and regulations and agrees to furnish to the Corporation all information and undertakings as may be required to permit compliance with such laws, rules and regulations. The Committee in its discretion may, as a condition to the exercise of any Option granted under the Plan, require a Participant (a) to represent in writing that the shares received upon exercise of an Option are being acquired for investment and not with a view to distribution and (b) to make such other representations and warranties as are deemed appropriate by the Corporation. Certificates representing shares acquired upon the exercise of Options that have not been registered under the Securities Act shall bear such legends as are required by the Stockholders' Agreement and such additional legends as may be required by the Option Agreement evidencing a particular Option.

         SECTION 12. EFFECTIVE DATE OF PLAN.

                  The Plan shall become effective on May 31, 2000 (the "Effective Date").

         SECTION 13. EXPIRATION AND TERMINATION OF PLAN.

                  Except with respect to Options then outstanding, the Plan shall expire on the first to occur of (a) the tenth anniversary of the Effective Date and (b) the date as of which the Board, in its sole discretion, determines that the Plan shall terminate (the "Expiration Date"). Any Options outstanding as of the Expiration Date shall remain in effect until they have been exercised in accordance with, or terminated or have expired by, their respective terms. No such termination of the Plan shall affect the terms or provisions of any Option granted by the Corporation prior to the effectiveness of such termination unless otherwise agreed to by the holder thereof.

         SECTION 14. AMENDMENT OF PLAN.

                  The Board may at any time prior to the Expiration Date modify and amend the Plan in any respect. No such amendment to the Plan shall affect the terms or provisions of any Option granted by the Corporation prior to the effectiveness of such amendment unless (a) so permitted by the Option Agreement or (b) not reasonably likely to have an adverse effect (as determined by the Board in good faith) on the rights of the Participants holding Options immediately prior to the effectiveness of such modification or amendment.



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         SECTION 15. CAPTIONS.

                  The use of captions in the Plan is for convenience only. The captions are not intended to provide substantive rights.

         SECTION 16. ACCOUNTS AND STATEMENTS.

                  The Corporation shall maintain records of the Common Stock held by each Participant and the details of each Option granted to the Participant, including the number of shares of Common Stock held and their Option Price; the number of shares of Common Stock subject to, and the Option Price of, each Option; the number of shares of Common Stock in respect of which the Option has been exercised, the dates of such exercise and the maximum number of shares of Common Stock which the Participant may still purchase under the Option. Upon the reasonable request therefor from a Participant and at such other times as the Corporation shall determine, the Corporation shall furnish the Participant with a statement setting forth the details of (a) his or her shareholding arising from his or her exercise of his or her Options hereunder and (b) his or her Options. Such statement shall be deemed to have been accepted by the Participant as correct unless written notice to the contrary is given to the Corporation within thirty (30) days after such statement is given to the Participant.

         SECTION 17. WITHHOLDING TAXES.

                  Whenever under the Plan shares of Common Stock are to be delivered to a Participant upon exercise of an Option, the Corporation shall be entitled to require as a condition of delivery that the Participant remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future Federal, state and local income tax withholding with respect to the employee's portion of any employment tax requirements relating thereto.

         SECTION 18. GOVERNING LAW.

              The validity and construction of the Plan and the instruments evidencing the Options granted hereunder shall be governed by and construed in accordance with the domestic laws of the State of Utah without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Utah.

                                    ********




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         As adopted by the Board of Directors and the holders of voting stock of
Huntsman Packaging Corporation as of May 31, 2000.

                                        /s/ RONALD G. MOFFITT
                                        --------------------------------------
                                        Name:  Ronald G. Moffitt
                                        Title:    Secretary



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
          The following amendment to the Huntsman Packaging Corporation 2000 Stock Incentive Plan (the "Plan") was adopted by the Board of Directors of Huntsman Packaging Corporation on July 14, 2000.

               The Plan is hereby amended by striking out paragraph (a) of
     Section 3 of the Plan and by substituting in lieu of said paragraph, the following new paragraph (a):

            "Maximum Number of Shares. Subject to the provisions of Section 9(a) (relating to adjustments upon changes in capital structure and other corporate transactions), the maximum number of shares of Common Stock subject at any one time to Options, plus the number of shares of Common Stock theretofore issued and delivered pursuant to the exercise of Options granted under the Plan, shall not exceed 51,010 shares of Common Stock. If and to the extent that Options terminate, expire or are canceled without having been fully exercised, any unissued shares of Common Stock which have been reserved to be issued upon the exercise of such Options shall become available to be issued upon the exercise of Options subsequently granted."


                                             /s/ Ronald G. Moffitt
                                             --------------------------
                                             Name: Ronald G. Moffitt
                                             Title: Secretary